Exhibit 99.1

EARNINGS RELEASE

SOURCE: Neptune Wellness Solutions Inc.

Neptune Reports Fiscal Second Quarter 2023 Financial Results

Fiscal Q2 2023 revenue totaled $12 million

Sprout revenue totaled $8.4 million, an increase of 19% year-over-year

Reported gross profit margin was 9.2% for fiscal second quarter

Company sets goal of achieving positive Adjusted EBITDA1 by end of fiscal 2025

Company will host a conference call today at 4:15 p.m. (Eastern Time) Friday, December 16, 2022, to discuss these results

LAVAL, QUÉBEC, CANADA – December 16, 2022 – Neptune Wellness Solutions Inc. ("Neptune" or the "Company") (NASDAQ: NEPT), a consumer-packaged goods company focused on plant-based, sustainable and purpose-driven lifestyle brands, today announced its financial and operating results for the three-month period ending September 30, 2022.

Neptune recorded second quarter revenue of $12 million driven largely by Sprout, our organic children’s food brand, which consistently shows revenue growth year-over-year and today remains a top five organic baby food brand currently outperforming the category in sales growth. In nutraceutical products, Biodroga achieved $3.2 million in revenue in the second quarter of fiscal 2023, a decline of 22% from the quarter ended September 30, 2021, primarily due to shipment timing.

Despite having mostly exited the cannabis business in the second fiscal quarter (the sale of the cannabis assets was closed on November 9, 2022) the Company saw only a small reduction in sales due to the strong performance of Sprout, up 19% year-over-year.

Second Quarter 2023 Financial Highlights:

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Net sales for the fiscal second quarter 2023 revenue totaled $12 million, down from $12.5 million for the same period last year.
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Gross profit in fiscal second quarter of $1.1 million compared to a gross loss of $(1.2) million for the same period last year.
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Net loss of $37.3 million for second quarter compared to a net loss of $12.1 million in the prior comparable period in fiscal 2022.
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Gross profit margin of 9.2% for fiscal second quarter compared to (9.4)% for the same period last year.

Second Quarter Events and Business Highlights:

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Post quarter end, completed the divestiture of the cannabis assets, including the Sherbrooke plant and

Exhibit 99.1

the Mood Ring and PanHash brands.
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Announced amendment and expansion of Sprout secured promissory notes led by Morgan Stanley to expand the facility from US$22.5 million to a maximum of US$37.5 million and additional notes received of $3.25 million in the second quarter.
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Sprout Organics distribution coverage increased to 90%.
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Organic children’s food products in 27,337 doors vs 19,756 doors a year-ago, a 38% increase.
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Expanded into new product categories into Up-Age meals beyond the Baby Food Aisle.

Conference Call Details:

The Company will host a conference call at 4:15 p.m. (Eastern Time) on Friday, December 16, 2022, to discuss these results. The conference call will be webcast live and can be accessed by registering on the Events and Presentations portion of Neptune's Investor Relations website at www.investors.neptunewellness.com. The webcast will be archived for approximately 90 days.

1. ADJUSTED EBITDA

Although the concept of Adjusted EBITDA is not a financial or accounting measure defined under US GAAP and it may not be comparable to other issuers, it is widely used by companies. Neptune obtains its Adjusted EBITDA measurement by adding to net loss, net finance costs (income) and depreciation and amortization, and income tax expense (recovery). Other items such as equity classified stock-based compensation, non-employee compensation related to warrants, litigation provisions, business acquisition and integration costs, signing bonuses, severances and related costs, impairment losses on non-financial assets, write-downs of non-financial assets, revaluations of derivatives, system migration, conversion and implementation, CEO directors and officers insurance, costs related to conversion from IFRS to US GAAP and other changes in fair values are also added back. The exclusion of net finance costs (income) eliminates the impact on earnings derived from non-operational activities. The exclusion of depreciation and amortization, stock-based compensation, non-employee compensation related to warrants, litigation provisions, impairment losses, write-downs revaluations of derivatives and other changes in fair values eliminates the non-cash impact, and the exclusion of acquisition costs, integration costs, signing bonuses, severance and related costs, costs related to cybersecurity and costs related to conversion from IFRS to US GAAP present the results of the on-going business. From time to time, the Company may exclude additional items if it believes doing so would result in a more effective analysis of underlying operating performance. In Q4 2022, the Company added the costs related to the conversion from IFRS to US GAAP as an adjustment to the definition of Adjusted EBITDA. Adjusting for these items does not imply they are non-recurring.

About Neptune Wellness Solutions Inc.

Headquartered in Laval, Quebec, Neptune is a consumer-packaged goods company with a mission to redefine health and wellness. Neptune is focused on building a portfolio of high quality, affordable consumer products in response to long-term secular trends and market demand for natural, plant-based, sustainable and purpose-driven lifestyle brands. The Company utilizes a highly flexible, cost-efficient manufacturing and supply chain infrastructure that can be scaled to quickly adapt to consumer demand and bring new products to market through its mass retail partners and e-commerce channels. For additional information, please visit: https://neptunewellness.com/.

Disclaimer – Safe Harbor Forward–Looking Statements

This news release contains "forward-looking information" and "forward-looking statements" (collectively, "forward-looking statements") within the meaning of applicable securities laws. All statements, other than statements of historical fact, are forward-looking statements and are based on expectations, estimates, and

Exhibit 99.1

projections as at the date of this news release. Any statement that involves discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "budget", "scheduled", "forecasts", "estimates", "believes" or "intends" or variations of such words and phrases or stating that certain actions, events or results "may" or "could", "would", "might" or "will" be taken to occur or be achieved) are not statements of historical fact and may be forward-looking statements. In this news release, forward-looking statements include, among other things, statements with respect to the Company’s strategic review, expected cost savings, projected growth of Sprout and Biodroga, the success of the Company’s action plan, future increased revenues, expectations regarding expenses, cash needs, cash flow, liquidity and sources of funding, future expansion plans, initiatives and strategies of the Company, and the Company's performance, growth initiatives, profitability, future product launches and plans and gain in market share.

These forward-looking statements are based on assumptions and estimates of management of the Company at the time such statements were made. Actual future results may differ materially as forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to materially differ from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors, among other things, include: the ability of the Company to successfully implement its strategic initiatives; implications of the COVID-19 pandemic on the Company's operations; fluctuations in general macroeconomic conditions; fluctuations in securities markets; changing consumer habits; the ability of the Company to successfully achieve its business objectives and cost cutting plans; plans for expansion; political and social uncertainties; inability to obtain adequate insurance to cover risks and hazards; the ability of the Company to obtain financing on acceptable terms, the adequacy of our capital resources and liquidity, including but not limited to, availability of sufficient cash flow to execute our business plan (either within the expected timeframe or at all); the ability of the Company to obtain financing on acceptable terms, expectations regarding the resolution of litigation and other legal and regulatory proceedings, reviews and investigations; employee relations; and the presence of laws and regulations that may impose restrictions in the markets where the Company operates. Although the forward-looking statements contained in this news release are based upon what management of the Company believes, or believed at the time, to be reasonable assumptions, the Company cannot assure shareholders that actual results will be consistent with such forward-looking statements, as there may be other factors that cause results not to be as anticipated, estimated or intended. Readers should not place undue reliance on the forward-looking statements and information contained in this news release. The Company assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Additional information regarding these and other risks and uncertainties relating to the Company's business are contained under the heading "Risk Factors" in the Company's Annual Report on Form 10-K dated July 7, 2022, for the year ended March 31, 2022.

Media Contacts:

media@neptunecorp.com

Investor Contacts:

Valter Pinto, Managing Director

KCSA Strategic Communications

neptune@kcsa.com

212.896.1254

Exhibit 99.1

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